Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84961) and Registration Statement on Form S-8 (No. 333-89789) of our report dated March 28, 2003 on our audit of the financial statements of NUWAVE Technologies, Inc. included in the Annual Report on Form 10-KSB of NUWAVE Technologies, Inc. for the year ended December 31, 2002.


/s/ Eisner LLP


Florham Park, New Jersey
April 15, 2003